Exhibit 10.11(c)

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated this 5th day of July, 2006, by and among GORE CREEK PLACE, LLC, a Colorado limited liability company (the “Borrower”); each of the lenders that is a signatory hereto identified under the caption “LENDERS” on the signature pages hereto (individually, a “Lender” and, collectively, the “Lenders”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS:

A.  On July 19, 2005, Borrower, Lenders and Administrative Agent entered into that certain Construction Loan Agreement, as amended by that certain First Amendment to Loan Agreement dated effective September 12, 2005 (collectively, the “Construction Loan Agreement”), pursuant to which the Lenders made a Commitment to Borrower to fund Loans in the maximum amount of $30,000,000 upon the terms and conditions set forth in the Construction Loan Agreement. Capitalized terms used herein without further definition shall have the meanings given such terms in the Construction Loan Agreement.

B.  The parties hereto desire to amend the Loan Agreement to amend the definition of Net Sales Proceeds as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendment.

a.  Section 1.01, Certain Defined Terms, of the Construction Loan Agreement is hereby amended by restating the definition of “Net Sales Price” as follows:

“Net Sales Proceeds” shall mean (a) with respect to a request for a release of a Unit from the lien of the Security Instrument, the actual sales price of the Unit pursuant to a Qualified Purchase Contract less Earnest Money Deposit, if applicable, and less commissions and closing costs paid by Borrower to third parties; provided, however, in no event shall such commissions and closing costs exceed ten percent (10%) of the actual Unit sales price; (b) with respect to a casualty, the net amount of all Insurance Proceeds received by Administrative Agent pursuant to any Policies as a result of any Casualty, after deduction of Administrative Agent’s costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same, and (c) with respect to a Condemnation, the net amount of any Condemnation Award, after deduction of Administrative Agent’s costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same.

2.  Representations and Warranties. Borrower hereby certifies to Lenders and Administrative Agent that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment): (a) all of Borrower’s representations and warranties contained in the Construction Loan Agreement or any other Loan Documents are true, accurate, and complete in all material respects, and (b) after giving effect to this Amendment no Default or Event of Default has occurred under the Construction Loan Agreement or any other Loan Document. Without limiting the generality of the foregoing, Borrower represents and warrants that the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrower, that each person executing this Amendment on behalf of Borrower is duly authorized to do so, and that this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrower.

3.  Additional Documents. Borrower shall execute and deliver to Administrative Agent at anytime and from time to time such additional amendments to the Construction Loan Agreement, or any other Loan Documents as Administrative Agent may reasonably request to confirm and carry out the transactions contemplated hereby.

4.  Continuation of the Construction Loan Agreement. Except as specified in this Amendment, the provisions of the Construction Loan Agreement, and all other Loan Documents remain in full force and effect. If there is a conflict between the terms of this Amendment and those of the Construction Loan Agreement, or any other Loan Documents, the terms of this Amendment will control.

5.  Miscellaneous.

a.  This Amendment is governed by and must be construed under the laws of the State of Colorado. This Amendment is binding upon and inures to the benefit of the parties hereto and their successors and permissible assigns.

b.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

c.  This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

d.  Time is of the essence hereof with respect to the dates, terms and conditions of this Amendment and the documents to be delivered pursuant hereto.

e.  This Amendment constitutes the entire agreement among Borrower, Lenders and Administrative Agent concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by Borrower, Lenders and Administrative Agent and designated as an amendment or modification of the Construction Loan Agreement.

f.  If any provision of this Amendment is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Amendment shall not be impaired thereby.

g.  The section headings herein are for convenience only and must not affect the construction hereof.

h.  Except as expressly provided herein, execution of this Amendment is not intended to and shall not constitute a waiver by Lenders or Administrative Agent of any Default or Event of Default under the Construction Loan Agreement, or any Loan Documents.

[Remainder of Page Intentionally Left Blank-Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment the date first stated above for the purposes set forth herein.

BORROWER:

GORE CREEK PLACE, LLC, a Colorado limited liability company

By: The Vail Corporation, a Colorado corporation, its Managing Member

By: /s/ Jack D. Hunn
Name: Hack D. Hunn
Title: Senior Vice President

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By: /s/ Matthew W. Carrothers
Matthew W. Carrothers
Vice President

WELLS FARGO BANK, N.A., a national banking association

By: /s/ John W. McKinny
John W. McKinny
Senior Vice President

ADMINISTRATIVE AGENT:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By: /s/ Matthew W. Carrothers
Matthew W. Carrothers
Vice President

Guarantor acknowledges the foregoing amendments to the Construction Loan Agreement and that the obligations of Guarantor under the Completion Guaranty remain in full force and effect.

GUARANTOR:

THE VAIL CORPORATION, a Colorado corporation

By: /s/ Jeffrey W. Jones
Name: Jeffrey W. Jones
Title: Senior Executive Vice President

VAIL RESORTS, INC., a Delaware corporation

By: /s/ Jeffrey W. Jones
Name: Jeffrey W. Jones
Title: Senior Executive Vice President